Form N-SAR

Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
33-63212, 811-7736

Form of Second Amendment dated May 1, 2004 to Janus Aspen Series' Trust Instrument dated March 18, 2003 is incorporated herein by reference to Exhibit 1(p) to Post-Effective Amendment No. 36 to Janus Aspen Series' registration statement on Form N-1A, filed on February 26, 2004, accession number 0001035704-04-000090 (File No. 33-63212).

Third Amendment dated March 16, 2004 to Janus Aspen Series' Bylaws dated May 18, 1993 is incorporated herein by reference to Exhibit 2(d) to Post-Effective
Amendment No. 37 to Janus Aspen Series' registration statement on Form N-1A, filed on April 30, 2004, accession number 0001035704-04-000193 (File No. 33-63212).